Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Harmony Gold Mining Company Limited of our report dated September 30, 2004, relating to the consolidated financial statements of Harmony Gold Mining Company Limited, which appear in the issuer’s Annual Report on Form 20-F/A for the year ended June 30, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Inc.

PricewaterhouseCoopers Inc.

Johannesburg, South Africa

October 21, 2004